Exhibit 10.2

THE IDENTITIES OF THE COUNTERPARTIES TO THIS AGREEMENT AND CERTAIN OTHER IDENTIFYING INFORMATION HAVE BEEN REDACTED BECAUSE SUCH INFORMATION IS NOT MATERIAL, IS TREATED AS CONFIDENTIAL BY THE REGISTRANT, AND MAY CAUSE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

This Exhibit Is An English Translation Of A Foreign Language Document. The Company Hereby Agrees To Supplementally Furnish To The Securities And Exchange Commision, Upon Request, A Copy Of The Foreign Language Document.

Mr. Notary,

Please include in your Public Deed registry, a document stating an ASSIGNMENT OF CREDIT AND SUBSTITUTION OF MORTGAGEE entered into:

On the one hand:

●	[***********] “Assignor”; and on the other hand,

●	BRANCHOUT FOOD INC., a validly existing company incorporated under the laws of the State of Nevada, United States of America, with tax identification number 87-3980472, with registered office at 205 SE Davis Ave, Suite C Bend Oregon 97702, United States of America, duly represented by Eric Healy, identified with United States Passport No. 565054630, according to powers granted by unanimous written agreement of the Board of Directors of the Company, dated May 7, 2024, legalized by a Notary Public of the State of Washington, United States of America, BJ Pritchett, (hereinafter, “BOF” or the “Assignee”, indistinctly).

With the intervention of:

●	[***********]

Hereinafter, BOF and [***********] Assignor shall be referred to individually and indistinctly as the “Party”, and jointly as the “Parties”. This agreement for the assignment of credit and substitution of real estate security (hereinafter, the “Agreement”) is entered into under the following terms and conditions:

FIRST.- BACKGROUND

1.1.	By means of a Joint and Several Bond Agreement signed in Public Deed No. [***********] before the Notary Public of Ica, Dr. Cesar Sánchez Baiocchi, entered into between Banco de Crédito del Perú – BCP (hereinafter, the “BANK”) and [***********] Assignor jointly and severally with others, Assignor was constituted as joint guarantor of [***********] for all direct and indirect credits that it owed or could owe in the future to the Bank, plus interest and expenses.

1.2.	By means of Public Deed No. [***********], granted before the Notary Public of Ica, Dr. Ana Ethel del Rosario Jara Velasquez, the unification of the mortgages previously constituted[1] on the property owned by [***********], located at [***********] (hereinafter, the “Property”), on which a plant for food production (mainly asparagus) is built and implemented, with a cold area and product packaging (hereinafter, the “Plant”), in favor of the BANK, as recorded in Entry [***********], and it was agreed in turn to increase the amount of the mortgage up to the amount of US$ 1,501,124.00 (One Million Five Hundred One Thousand One Hundred Twenty-Four Thousand and 00/100 United States Dollars) (hereinafter, the “Mortgage”), which remains in force to date.

1.3.	As of February 6, 2024, [***********] had unpaid obligations with a principal balance totaling US$ 1,800,000.00 (One Million Eight Hundred Thousand and 00/100 United States Dollars), related to six (6) post-shipment loan operations against the BANK. The obligations settled as of January 31, 2024 as a whole amounted to the sum of US$ 1,266,891.74 (One million two hundred sixty-six thousand eight hundred and ninety-one with 74/100 US dollars).

1.4.	By means of a Debt Payment Agreement on behalf of a Guarantor and Substitution of a Mortgage Creditor elevated to Public Deed No. [***********], before the Notary Public of Ica, Dr. Cesar E. Sánchez Baiocchi, signed between Assignor and the BANK, Assignor paid the full amount owed by [***********] irrevocably authorizing the charge of US$ 1.267 million (One Million Two Hundred and Sixty-Seven Thousand and 00/100 United States Dollars) (hereinafter, the “Credit”), and, therefore, replaced the BANK in all the rights that corresponded to it in its capacity as creditor, including the Mortgage.

As a result, the assignment of the Mortgage in favour of Assignor is registered in Entry [***********] of the Electronic Entry of the Property.

1.5.	BOF is a company dedicated to the production, packaging and export of dehydrated products for export, which is interested in acquiring the Credit that Assignor maintains against [***********] and replacing Assignor in all the rights that correspond to it in its capacity as creditor, including the Mortgage. For its part, Assignor is interested in assigning the Credit and Mortgage in favor of BOF, in accordance with the terms and conditions established herein.

1 (i) Mortgage constituted by means of a Public Deed dated December 1 , 2005, issued before Notary Public Dr. Cesar Sánchez Baiocchi, up to the amount of US$ 449,866.00 (four hundred and forty-nine thousand eight hundred and sixty-six with 00/100 US dollars), registered in entry [***********] of the Electronic Item of the PROPERTY; and, (ii) mortgage constituted by Public Deed dated June 25, 2014, issued before Notary Public Dr. Cesar Sanchez Baiocchi, by license of the owner Ana Jara Velásquez, up to the sum of US$ 480,187.00 (four hundred eighty thousand one hundred and forty-seven with 00/100 US dollars), registered in entry [***********] of the Electronic Item of the PROPERTY.

1.6.	At the same time, BOF is interested in leasing the Property owned by the Company, in order to be able to carry out the operations of its line of business in the Plant, either directly or through any related company. To this end, the Company and BOF will enter into a Lease Agreement (hereinafter, the “Lease Agreement”), simultaneously with the signing of this Agreement.

SECOND.- PURPOSE OF THE CONTRACT

2.1	In this act and by means of this instrument, the Assignor assigns and transfers to the Assignee, by virtue of Article 1206 of the Civil Code, its right of credit for the sum of US$ 1,267,000.00 (One Million Two Hundred and Sixty-Seven Thousand and 00/100 United States Dollars) that it maintains against the Company, as well as all the rights that as a creditor you have derived from the Credit, such as your position as a secured creditor with the Mortgage (hereinafter, the “Assignment”). The Assignment takes effect from the date of signature of this document.

2.2	The price of the Assignment is the sum of US$ 1,267,000.00 (One Million Two Hundred and Sixty-Seven Thousand and 00/100 United States Dollars), which corresponds to the total face value of the Credit, which the Assignee acknowledges to owe to the Assignor hereunder, and which will be paid in accordance with the terms indicated in the Third Clause of this Agreement and subject to compliance with the conditions established in the Fourth Clause of this Agreement. this document.

2.3	The Parties declare that the Assignment includes all privileges and security interests, particularly the Mortgage, as well as the accessories to the Credit.

2.4	The Assignment will remain in force until the payment and total extinction of the Credit.

THIRD.- ON THE PAYMENT OF CONSIDERATION FOR THE ASSIGNMENT

The Parties agree that the payment of consideration for this assignment of the Receivable in favor of the Assignee, under the terms indicated in the Second Clause above, shall be made in favor of the Assignor as indicated below:

3.1.	A first payment of US$ 275,000.00 (Two Hundred and Seventy-Five Thousand and 00/100 United States Dollars) will be made upon signing this Agreement.

3.2.	The balance amounting to US$ 992,000.00 (Nine Hundred and Ninety-Two Thousand and 74/100 United States Dollars) will be paid within three (3) months from the date of signing this Agreement (the “Term”) subject to verification by the Assignee of compliance with the conditions set forth in the Fourth Clause below (hereinafter, the “Foregoing Conditions”), for which the Assignor shall send a letter five (5) calendar days prior to the expiration of the Term, via notary, in which it declares that it has complied with all the Foregoing Conditions.

The Parties agree that in the event that the Assignor has not complied with proving compliance with any of the conditions indicated in paragraph 4.1. of the Fourth Clause at the time of the expiration of the Term, the Assignor may request in writing to the Assignee to extend the Term for an additional three (3) months, so that the Assignor can comply with all the conditions indicated in said paragraph (the “Extension of the Term”).

3.3.	Payments under this clause shall be made by bank transfer to the account of the Assignor:

●	Dollar Account Number:
●	Swift:
●	Bank Name: Scotiabank Peru SAA
●	Address: Av. Dionisio Derteano 102, San Isidro, Lima -Peru
●	Phone: 211-6000
●	Interbank Account Number (20-digit CCI) if the international transfer includes a local tranche.
●	CCI:

3.4.	Likewise, the assignment of the Mortgage must be registered in the Electronic Entry of the Property as soon as possible from the date of signing the public deed originated by this Contract, a period that must not exceed 4 business days from the date of signing this Contract. To this end, both Parties undertake to execute as many public and/or private documents, perform as many acts and adopt as many agreements as may be necessary to achieve such registration within twenty (20) business days following the signing of the public deed that originates this Agreement.

QUARTER.- PRECEDING CONDITIONS

The Parties expressly agree that the payment of the balance of the consideration for the Assignment, as indicated in numeral 3.2 of the Third Clause above, is subject to compliance with the following conditions precedent:

4.1.	Upon completion of the Term, the following conditions must have been met and verified by the Assignee, to its satisfaction:

(i)	The Mortgage must remain in force and registered in the Registry Entry of the Property, in favor of the Assignee.

(ii)	The Assignor must be the main creditor of the Company, so that, when the Assignment of the Credit is formalized, in the event of the eventual initiation of bankruptcy proceedings against the Company, the Assignee is the principal and preferential creditor of the Company, considering the order of priority applicable according to the current insolvency regulations.

(iii)	That the Company does not have material or formal tax obligations that are due, pending payment, or are in a situation of non-compliance, which could substantially affect it and/or have a material impact on its financial situation;

(iv)	Whereas, the Company does not have any inspection procedure or sanctioning procedure initiated by a tax authority or judicial process for tax obligations that could substantially affect the Company.

(v)	Whereas, the Company does not have resolutions or payment orders pending before the tax authority that could substantially affect the Company and/or have a material impact on its financial situation.

(vi)	Whereas, the Company has complied with all labor and social security, formal and substantive obligations under its responsibility, including all its obligations in terms of Occupational Health and Safety. (e.g. Occupational Health and Safety Regulations, Formation of the Occupational Safety and Health Committee, etc.), in accordance with the applicable labor legislation.

(vii)	Whereas, the Company does not maintain administrative procedures and/or processes (SUNAFIL, SUNAT, etc.) and judicial processes of a labor nature that represent contingencies that are likely to generate a material affectation.

4.2.	In the event that the Assignee verifies that any of the conditions indicated in the previous paragraph have not been complied with, at the time of the expiration of the Term Extension, the Assignee may terminate this Contract by right, in accordance with the provisions of Article 1430 of the Civil Code, for which it is sufficient to send a notification to the other Party in this regard. at which time, this Agreement will be terminated and therefore, the obligation to pay the balance of the price for this Assignment will not be enforceable, nor will the Assignee be liable for any damage or loss that may be caused to the Assignor.

FIFTH.- SUBSISTING OBLIGATIONS

5.1.	The Parties agree that, in the event that after the second disbursement of the consideration for the Assignment has been made, in accordance with the provisions of paragraph 3.1 of the Third Clause, any claim, complaint or demand (the “Legal Actions”) of third parties, former employees and/or entities against the Company is generated, related to the Preceding Conditions indicated in numerals (iii), (iv), (v), (vi) and (vii) of paragraph 4.1, the Assignor undertakes to assume the payment of any debt generated to the Company derived from these Legal Actions, including the payment of costs and expenses of the pertinent legal defense.

This, taking special attention to the fact that, in the event of the initiation of an insolvency proceeding in which the Company participates as a debtor, the existence of any debt duly accredited in compliance with the provisions of the General Law of the Bankruptcy System – Law No. 27809, of a labor and tax nature, will have preference in the collection, over the cancellation of the Credit that the Assignee will acquire against the Company, by virtue of this Assignment.

SIXTH.- LEASE CONTRACT

6.1.	The Parties and the Company acknowledge that, simultaneously on the date of signing this Agreement, the Assignee and the Company shall enter into the Lease Agreement on the Property, by virtue of which the Company will lease the entire Property in favor of the Assignee.

6.2.	To this end, the Company intervenes in this contract, in order to expressly declare, by signing this document, its knowledge of the obligation it is assuming and which in turn, constitutes a condition for this Assignment and payment of the balance of the price.

SEVENTH.- ACCEPTANCE OF ASSIGNMENT BY THE DEBTOR

The Company, in its capacity as debtor of the Credit, for the purposes provided for in Article 1215 of the Peruvian Civil Code, intervenes in this act, in order to expressly declare that it has become aware of the assignment of the Credit in the terms indicated in the Second Clause above in favor of the Assignee, recognizing the Assignee as the sole creditor of the Credit that until this date it had with the Assignor. under the same terms and conditions agreed with the latter.

EIGHTH.- APPLICABLE LAW

This Agreement shall be governed by the laws of the Republic of Peru.

NINTH.- NOTIFICATIONS AND DISPUTE RESOLUTION

9.1.	For the validity of all communications and notifications between the Parties, on the occasion of the execution of the Agreement, both indicate as their respective domiciles those indicated in the introduction of this document. A change of domicile of either Party shall take effect from the date of communication of such change to the other Party, by any written means.

9.2.	The Parties undertake to make their best efforts to ensure that any disagreement or controversy that may arise from the interpretation or execution of this document, including those of its nullity or invalidity, is resolved in a climate of good faith, through direct and friendly treatment between their representatives appointed for this purpose. The representatives of both Parties, acting in accordance with the guidelines set forth in this clause, shall attempt to resolve disputes that arise directly within a period of no more than fifteen (15) business days.

9.3.	If, after this period, the Parties do not reach a solution that puts an end to the dispute that has arisen, it will be submitted to arbitration as a matter of law, subject to the statutes and rules of the Arbitration Center of the Lima Chamber of Commerce, to whose rules and regulations the Parties are subject. The arbitration proceedings shall be governed by the following provisions:

i)	The arbitral proceedings shall be conducted by three (3) arbitrators who shall compose the Arbitral Tribunal.

ii)	The arbitration shall be de jure and shall be conducted in the city of Lima, Peru, in the Spanish language.

iii)	The award rendered by the Arbitral Tribunal shall be final and binding.

iv)	In cases where the complementary intervention of the Judiciary is required, the Parties submit to the jurisdiction of the judges of the Judicial District of Lima-Cercado, waiving the jurisdiction of their domiciles, if applicable.

Consequently, the Parties record the Assignment of the Credit and the new ownership of the mortgage lien, and you, Mr. Notary, must issue the corresponding report for its registration in the Real Property Registry of the Public Registries of Pisco.

El Cesionario:

/s/ Eric Healy
BRANCHOUT FOOD INC.
Eric Healy
Pasaporte de los Estados Unidos de
América No. 565054630

El Cedente:

/s/ [***********]	/s/ [***********]

Con la intervención de:

/s/ [***********]	[***********]